                                                                    EXHIBIT 23.2




                       Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statement of ANSYS, Inc. and Subsidiaries on Form S-8 (File No. 333-4278) of our reports dated January 28, 1999, on our audit of the consolidated financial statements and financial statement schedule of ANSYS, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



/S/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Pittsburgh,  Pennsylvania
March 22, 1999